                                                                  Exhibit 99.B11

               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A) (No. 33-
442) of Delaware Group Equity Funds IV, Inc. of our reports dated October 24, 1997, included in the 1997 Annual Reports to shareholders.



Philadelphia, Pennsylvania                             /s/Ernst & Young LLP
November 24, 1997

                         Report of Independent Auditors



To the Shareholders and Board of Directors
Delaware Group Equity Funds IV, Inc. - DelCap Fund


We have audited the accompanying statement of net assets of Delaware Group Equity Funds IV, Inc. - DelCap Fund as of September 30, 1997, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1997, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds IV, Inc. - DelCap Fund at September 30, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.




Philadelphia, Pennsylvania                           /s/ Ernst & Young LLP
October  24, 1997

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Equity Funds IV, Inc. - Capital Appreciation Fund

We have audited the accompanying statement of net assets of Delaware Group Equity Funds IV, Inc. - Capital Appreciation Fund as of September 30, 1997, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period December 2, 1996 (commencement of operations) to September 30, 1997. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1997, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds IV, Inc. - Capital Appreciation Fund at September 30, 1997, and the results of its operations, the changes in its net assets, and the financial highlights for the period December 2, 1996 (commencement of operations) to September 30, 1997, in conformity with generally accepted accounting principles.




Philadelphia, Pennsylvania                              /s/ Ernst & Young LLP
October  24, 1997